Exhibit 99.2

CHANGE IN CONTROL AGREEMENT

FOR

JOHN T. WYATT

This Agreement is entered into this 11th day of December 2004, by and between Cutter & Buck Inc. (the “Company”) and John T. Wyatt (“Executive”).  The parties wish to provide Executive with severance benefits if Executive’s employment is terminated in connection with a change in control of the Company.  The Company is willing to provide such benefits in consideration of Executive entering into an employment relationship with the Company upon the terms and conditions contained in that certain Employment Agreement between Executive and the Company of even date herewith (the “Employment Agreement”) and the assumption by Executive of the obligations contained in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the parties hereby agree as follows:

1.                                       CHANGE IN CONTROL.

(a)                                  If, within the period commencing 90 days prior to the date of occurrence (the “Event Date”) of a Control Event and ending on the date twelve (12) months after the Event Date (the “Window”), the Company terminates Executive’s employment (other than for Cause) or Executive resigns for Good Reason, the Company shall pay to Executive the Severance Payment in immediately available funds.  If the termination occurs prior to the Control Event, the Severance Payment is due on the twentieth business day following the Event Date; if the termination occurs on or subsequent to the Event Date, the Severance Payment is due on the twentieth business day following the date of termination (the “Termination Date”).

(b)                                 The Severance Payment shall be equal to 200% of Executive’s annual base salary as of the Termination Date.  If the Termination Date occurs during the Window but prior to the Control Event, the Severance Payment shall be reduced by the sum of any Separation Benefit previously received by Executive from the Company (but not below zero).  If the Termination Date occurs during the Window but after the Control Event, Executive shall be entitled to the full Severance Payments provided for in this Change in Control Agreement, but Executive shall not be entitled to any additional Separation Benefit under the Employment Agreement.

(c)                                  Each of the following shall constitute a “Control Event”:

(1)                                  the acquisition of Common Stock of the Company (the “Common Stock”) by any “Person” (as such term is defined in the Rights Agreement dated as of November 20, 1998 between the Company and Mellon Investor Services LLC (the “Rights Plan”), together with all Affiliates and Associates (as such terms are defined in the Rights Plan) of such Person, such that such Person becomes, after the date of this Agreement, the Beneficial Owner (as defined in the Rights Plan) of twenty-five percent (25%) or more of the shares of Common Stock then outstanding, but shall not include any such acquisition by (i) the Company, (ii) any subsidiary of the Company, (iii) any employee or director of the Company as of the date hereof, or (iv) any employee benefit plan of the Company or of any subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan; or

(2)                                  the consummation of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of twenty-five percent (25%) or more of the outstanding shares of Common Stock into securities of any Person, or cash, or property, or a combination of any of the foregoing; or

(3)                                  the consummation of any sale or other disposition of all or substantially all of the assets of the Company; or

(4)                                  individuals who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(d)                                 For the purposes of this Agreement, “Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.

(e)                                  For the purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

(f)                                    For the purposes of this Agreement, “Disability” shall have the meaning ascribed to such term in the Employment Agreement.

(g)                                 Notwithstanding any other provision of this Agreement to the contrary, in the event that any severance or other payment, benefit or right payable or accruing to Executive hereunder or under any of the Company’s benefit plans (the “Benefit Plans”) would constitute a “parachute payment” as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), then the total amount of severance and other payments or benefits payable to Executive hereunder and under the Benefit Plans which is deemed to constitute a “parachute payment” shall not exceed and shall, if necessary, be reduced to an amount (the “Revised Severance Payment”) equal to 2.99 times Executive’s “base amount” as defined in Code Section 280G(b)(3).  In the event of a disagreement between the Company and Executive as to whether the provisions of Code Section 280G are applicable or the amount of the Revised Severance Payment, such determination shall be made by the Company’s independent public accountants or, if such firm is unable or unwilling to render such a determination, then by a law firm mutually acceptable to Executive and the Company.  All costs relating to such determination shall be borne by the Company.  The Company and Executive shall cooperate in good faith to make the determination required by this Section 1(g) by mutual agreement not later than the later of:  (i) the fifth day preceding the date that the Severance Payment is or would be due or (ii) the earlier of (x) the tenth day following the expiration of any period of accelerated vesting of options to purchase the Company’s Common Stock provided by Section 5(n) of the Benefit Plan or (y) the tenth day following the date of exercise by Executive of his last remaining option which was exercisable solely due to the application of Section 5(n) of the Benefit Plan.  Pending the final calculation of the Severance Payment or Revised Severance Payment, the Company shall pay the amounts described under subsection (b) above at the time and in the manner provided herein; provided that, pending such determination, such payments shall be reduced by such amounts as the Company estimates in good faith to be necessary to satisfy its tax (including excise tax) withholding obligations and effect the reduction in the amount of the Severance Payment, as contemplated by this subsection 1(g).  The aggregate amount of any compensation actually paid or provided to Executive under the terms of this Agreement and in excess of the Revised Severance Payment shall be deemed, to the extent of such excess, a loan to Executive payable upon demand and bearing interest at the rate of 8% per annum.

2.                                       TERM OF AGREEMENT.  The Company’s obligations under Section 1 of this Agreement shall expire with respect to Control Events occurring on or after the second anniversary of the date of this Agreement (“Initial Expiration Date”), provided however, that such obligations shall automatically extend for one (1) year on each anniversary of the Initial Expiration Date unless terminated by the Company effective as of the last day of the then current one (1) year extension by written notice to that effect delivered to Executive not fewer than ninety (90) days prior to such anniversary of the Expiration Date.

3.                                       AT WILL EMPLOYMENT.  Executive’s employment shall be “at will”, with either party permitted to terminate the employment at any time, with or without cause.  No term of the Employment Agreement shall be construed to conflict with, lessen or expand the obligations of the parties under this Agreement.

4.                                       NOTICES.  All notices and other communications called for or required by this Agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently specify by written notice and shall be deemed to have been received (i) upon delivery in person, (ii) five days after mailing it by U.S. certified or registered mail, return receipt requested and postage prepaid, or (iii) two days after depositing it with a commercial overnight carrier which provides written verification of delivery:

To the Company:	701 N. 34th Street, Suite 400
Seattle, Washington 98103
Attention: Board of Directors

To Executive:	John T. Wyatt
c/o Cutter & Buck Inc.
701 N. 34th Street, Suite 400
Seattle, Washington 98103

5.                                       WITHHOLDING.  Except as described in subsection 1(g) of this Agreement, all payments due to and all benefits to be provided to Executive hereunder shall be subject to reduction for any applicable withholding taxes, including excise taxes.

6.                                       ASSIGNMENT.  Executive’s rights and duties hereunder are personal to Executive and are not assignable to others, but Executive’s obligations hereunder will bind his heirs, successors, and assigns.  The Company may assign its rights under this Agreement in connection with any merger or consolidation of the Company or any sale of all or any portion of the Company’s assets (including, without limitation, any division or product line), provided that any such successor or assignee expressly assumes in writing the Company’s obligations hereunder.

7.                                       NO DUTY TO MITIGATE.  Executive shall not be required to mitigate the amount of any payment made or benefit provided hereunder.  The Company may offset any payment due hereunder by the amount of damages to the Company resulting from any breach of this Agreement by Executive.

8.                                       GENERAL.  This Agreement constitutes the exclusive agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties.  No waiver of or forbearance to enforce any right or provision hereof shall be binding unless in writing and signed by the party to be bound, and no such waiver or forbearance in any instance shall apply to any other instance or to any other right or provision.  This Agreement will be governed by the local laws of the State of Washington without regard to its conflicts of laws rules to the contrary.  The parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts sitting in King County, Washington for all matters and actions arising under this Agreement.  The prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred in connection with such litigation.  No term hereof shall be construed to limit or supersede any other right or remedy of the Company under applicable law with respect to the protection of trade secrets or otherwise.  If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

CUTTER & BUCK INC.	EXECUTIVE:

By:	Signature
Douglas G. Southern	Printed Name: John T. Wyatt
Its: Chairman